Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Second Quarter and Year-to-Date 2024 Results

Company continues to drive its marketing experience strategy, launching multiple innovative service offerings

SUSSEX, WI, July 30, 2024 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a global marketing experience company, today reported results for the second quarter ended June 30, 2024.

Recent Highlights

•Recognized Net Sales of $634 million in the second quarter of 2024 compared to $703 million in 2023 and realized a Net Loss of $3 million or $0.06 Diluted Loss Per Share for the second quarter of 2024.
•Achieved Non-GAAP Adjusted EBITDA of $52 million in the second quarter of 2024, increased from $50 million in the second quarter of 2023, and delivered $0.12 Adjusted Diluted Earnings Per Share for the second quarter of 2024.
•Increased Adjusted EBITDA Margin by 100 basis points to 8.2% in the second quarter of 2024 compared to the same period in 2023.
•Introduced Betty, a creative agency that delivers best-in-class strategy and creative, backed by Quad’s global production resources for speed and scale.
•Launched 3D Commerce by Quad, the first commercially available automated and scalable 3D scanning solution in the North American market for creating photorealistic 3D assets.
•Expanded partnerships for In-Store Connect by Quad, the company’s in-store retail media network.
•Generated $22 million of cash proceeds from sale of minority investment in Manipal Technologies, a leading print services and end-to-end business solutions provider headquartered in India.
•Declared quarterly dividend of $0.05 per share.
•Reaffirms full-year 2024 financial guidance.

Joel Quadracci, Chairman, President and CEO of Quad, said: “During the second quarter, we continued our focus on differentiating ourselves as a marketing experience company, including investments in innovative solutions and superior talent. We joined all of our creative business lines under a single agency called Betty, pairing the strategic creative services of an Agency of Record with our global production platform to offer highly scalable content at elevated speeds without sacrificing brand consistency or quality. We further enhanced our creative capabilities with the launch of 3D Commerce by Quad, the first commercially available automated and scalable 3D scanning solution in North America for creating photorealistic 3D assets for a range of applications, including product videos and virtual try-ons. Meanwhile, we advanced our In-Store Connect retail media network, or RMN, through a partnership with Swiftly, a prominent retail technology and media company whose industry-leading platform will help us bring the best elements of digital commerce into physical store environments. We continue to build sales momentum behind In-Store Connect. The Save Mart Companies, the largest private regional grocer on the West Coast, is in the process of activating our in-store RMN solution, and Homeland Stores, a large Oklahoma grocery chain, is scheduled to debut it in October. Additionally, we are in active conversations with more than a dozen other supermarket chains.

“As always, we remain focused on enhancing Quad’s financial strength and creating shareholder value and will continue to prioritize growth while further reducing debt in 2024.”

Added Tony Staniak, Chief Financial Officer: “During the second quarter, our Adjusted EBITDA margin increased by 100 basis points primarily due to higher manufacturing productivity and cost savings from completed restructuring actions that are ultimately expected to generate $60 million of savings in 2024. We generate cash from Free Cash Flow driven by our cost discipline as well as proceeds from asset sales, including $22 million in the second quarter of 2024 from the sale of our minority investment in Manipal Technologies. Net Sales declined in the second quarter reflecting pressure from ongoing external headwinds, including significant postal rate increases and the impact of elevated interest rates on financial services clients. Despite lower Net Sales, with our margin improvement and strong cash generation we are reaffirming our full-year guidance, including approximately 1.8x debt leverage, and we will continue to invest in accelerating our competitive position as a marketing experience company while returning capital to shareholders through our quarterly dividend. We also expect to be opportunistic in terms of our future share repurchases.”

Second Quarter 2024 Financial Results

•Net Sales were $634 million in the second quarter of 2024, a decrease of 10% compared to the same period in 2023 primarily due to lower print volumes, a higher mix of lower unit price gravure versus offset print in our magazine and catalog offerings from segment share wins, and lower paper and agency solutions sales, including the loss of a large grocery client.

•Net Loss was $3 million in the second quarter of 2024 compared to $6 million in the same period in 2023. The improvement is primarily due to benefits from increased manufacturing productivity, savings from cost reduction initiatives and a $4 million gain on the sale of the Company’s minority investment in Manipal Technologies, partially offset by the impact from lower Net Sales.

•Adjusted EBITDA was $52 million in the second quarter of 2024 compared to $50 million in the same period in 2023, primarily due to the same reasons as the improvement in Net Loss.

•Adjusted Diluted Earnings Per Share was $0.12 in the second quarter of 2024 compared to $0.02 in the same period in 2023, primarily due to higher Adjusted Net Earnings and the beneficial impact from the Company repurchasing Class A shares totaling approximately 11% of its outstanding shares since the second quarter of 2022.

Year-to-Date 2024 Financial Results

•Net Sales were $1.3 billion in the six months ended June 30, 2024, a decrease of 12% compared to the same period in 2023 primarily due to lower print volumes, a higher mix of lower unit price gravure versus offset print in our magazine and catalog offerings from segment share wins, and lower paper and agency solutions sales, including the loss of a large grocery client.

•Net Loss was $31 million, or $0.65 Diluted Loss Per Share, in the six months ended June 30, 2024, compared to Net Loss of $31 million, or $0.62 Diluted Loss Per Share, in the same period in 2023. The impact from lower Net Sales and higher restructuring and impairment charges from recent plant closures was offset by benefits from improved manufacturing productivity, lower depreciation and amortization, savings from cost reduction initiatives and a $4 million gain on the sale of the Company’s minority investment in Manipal Technologies.

•Adjusted EBITDA was $102 million in the six months ended June 30, 2024, a decrease of $8 million compared to the same period in 2023. The decrease was due to lower Net Sales, partially offset by benefits from improved manufacturing productivity, savings from cost reduction initiatives and a $4 million gain on the sale of the Company’s minority investment in Manipal Technologies.

•Adjusted Diluted Earnings Per Share was $0.22 in the six months ended June 30, 2024, compared to $0.17 in the same period in 2023.

•Net Cash Used in Operating Activities was $48 million in the six months ended June 30, 2024, compared to Net Cash Provided by Operating Activities of $0.3 million in the six months ended June 30, 2023. Free Cash Flow was negative $82 million in the six months ended June 30, 2024, compared to negative $45 million in the same period in 2023. During the six months ended June 30, 2023, the Company realized non-recurring cash flow benefits from reducing inventories enabled by an improved supply chain environment. As a reminder, the Company historically generates most of its Free Cash Flow in the fourth quarter of the year.

•Net Debt was $532 million at June 30, 2024, compared to $470 million at December 31, 2023, and $604 million at June 30, 2023. Compared to December 31, 2023, Net Debt increased primarily due to the negative $82 million of Free Cash Flow in the six months ended June 30, 2024, less the $22 million of proceeds from the sale of the Company’s minority investment in Manipal Technologies. Quad continues to expect to reduce Net Debt to approximately $405 million, achieving a 1.8x Debt Leverage Ratio, at the end of this year.

Dividend

Quad’s next quarterly dividend of $0.05 per share will be payable on September 6, 2024, to shareholders of record as of August 19, 2024.

2024 Guidance

The Company’s full-year 2024 financial guidance ranges are unchanged and are as follows:

Financial Metric	2024 Guidance
Annual Net Sales Change	5% to 9% decline
Full-Year Adjusted EBITDA	$205 million to $245 million
Free Cash Flow	$50 million to $70 million
Capital Expenditures	$60 million to $70 million
Year-End Debt Leverage Ratio (1)	Approximately 1.8x
(1) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a conference call at 8:30 a.m. ET on Wednesday, July 31, to discuss second quarter and year-to-date 2024 financial results. The call will be hosted by Joel Quadracci, Quad Chairman, President and CEO, and Tony Staniak, Quad CFO. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10191016/fd1a26f188. Participants will be given a unique PIN to gain access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will be available until August 31, 2024, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 1737252

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands make direct consumer connections, from household to in-store to online. Supported by state-of-the-art technology and data-driven intelligence, Quad uses its suite of media, creative and production solutions to streamline the complexities of marketing and remove friction from wherever it occurs in the marketing journey. Quad tailors its uniquely flexible, scalable and connected solutions to clients’ objectives, driving cost efficiencies, improving speed to market, strengthening marketing effectiveness, and delivering value on client investments.

Quad employs approximately 13,000 people in 14 countries and serves approximately 2,700 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service Rise media agency and Betty creative agency. Quad is also one the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to ongoing innovation, culture and sustainable impact, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets and technologies, such as artificial intelligence; the impact of changes in postal rates, service levels or regulations, including delivery delays; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact macroeconomic conditions, including inflation, high interest rates and recessionary concerns, as well as cost and labor pressures, distribution challenges and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; significant capital expenditures and investments may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cybersecurity, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization and restructuring, impairment and transaction-related charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact
Don Pontes
Executive Director of Investor Relations
916-532-7074
dwpontes@quad.com

Media Contact
Claire Ho
Director of Marketing Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2024	2023
Net sales	$634.2	$703.1
Cost of sales	493.9	569.8
Selling, general and administrative expenses	88.7	83.3
Depreciation and amortization	26.4	32.0
Restructuring, impairment and transaction-related charges	10.1	9.6
Total operating expenses	619.1	694.7
Operating income	15.1	8.4
Interest expense	17.2	17.0
Net pension income	(0.2)	(0.4)
Loss before income taxes	(1.9)	(8.2)
Income tax expense (benefit)	0.9	(2.1)
Net loss	$(2.8)	$(6.1)

Loss per share
Basic and diluted	$(0.06)	$(0.12)

Weighted average number of common shares outstanding
Basic and diluted	47.7	49.3

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Net sales	$1,289.0	$1,469.6
Cost of sales	1,015.2	1,187.3
Selling, general and administrative expenses	171.8	172.5
Depreciation and amortization	55.0	65.7
Restructuring, impairment and transaction-related charges	42.6	35.6
Total operating expenses	1,284.6	1,461.1
Operating income	4.4	8.5
Interest expense	32.4	33.3
Net pension income	(0.4)	(0.8)
Loss before income taxes	(27.6)	(24.0)
Income tax expense	3.3	6.7
Net loss	$(30.9)	$(30.7)

Loss per share
Basic and diluted	$(0.65)	$(0.62)

Weighted average number of common shares outstanding
Basic and diluted	47.4	49.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2024 and December 31, 2023
(in millions)

	(UNAUDITED) June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$12.8	$52.9
Receivables, less allowances for credit losses	294.2	316.2
Inventories	174.5	178.8
Prepaid expenses and other current assets	37.2	39.8
Total current assets	518.7	587.7

Property, plant and equipment—net	586.5	620.6
Operating lease right-of-use assets—net	88.6	96.6
Goodwill	100.3	103.0
Other intangible assets—net	14.0	21.8
Other long-term assets	59.8	80.0
Total assets	$1,367.9	$1,509.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$333.2	$373.6
Other current liabilities	170.3	237.6
Short-term debt and current portion of long-term debt	82.1	151.7
Current portion of finance lease obligations	2.2	2.5
Current portion of operating lease obligations	24.0	25.4
Total current liabilities	611.8	790.8

Long-term debt	455.5	362.5
Finance lease obligations	5.4	6.0
Operating lease obligations	71.2	77.2
Deferred income taxes	5.1	5.1
Other long-term liabilities	139.8	148.6
Total liabilities	1,288.8	1,390.2

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	839.6	842.7
Treasury stock, at cost	(27.7)	(33.1)
Accumulated deficit	(610.0)	(573.9)
Accumulated other comprehensive loss	(124.2)	(117.6)
Total shareholders’ equity	79.1	119.5
Total liabilities and shareholders’ equity	$1,367.9	$1,509.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2024 and 2023
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(30.9)	$(30.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	55.0	65.7
Impairment charges	13.7	10.6
Amortization of debt issuance costs and original issue discount	0.8	1.0
Stock-based compensation	4.4	3.3
Gain on the sale of an investment	(4.1)	—
Gain on the sale or disposal of property, plant and equipment, net	(1.4)	(0.3)
Deferred income taxes	(0.1)	2.7
Changes in operating assets and liabilities	(85.7)	(52.0)
Net cash provided by (used in) operating activities	(48.3)	0.3

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(33.5)	(45.2)
Cost investment in unconsolidated entities	(0.2)	(0.5)
Proceeds from the sale of property, plant and equipment	4.8	7.5
Proceeds from the sale of an investment	22.2	—
Other investing activities	0.5	(4.5)
Net cash used in investing activities	(6.2)	(42.7)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	52.8	0.6
Payments of current and long-term debt	(119.3)	(24.2)
Payments of finance lease obligations	(1.6)	(1.0)
Borrowings on revolving credit facilities	776.0	771.4
Payments on revolving credit facilities	(686.4)	(711.4)
Purchases of treasury stock	—	(5.0)
Equity awards redeemed to pay employees’ tax obligations	(2.1)	(1.7)
Payment of cash dividends	(4.7)	(0.1)
Other financing activities	(0.2)	(0.3)
Net cash provided by financing activities	14.5	28.3

Effect of exchange rates on cash and cash equivalents	(0.1)	0.2
Net decrease in cash and cash equivalents	(40.1)	(13.9)
Cash and cash equivalents at beginning of period	52.9	25.2
Cash and cash equivalents at end of period	$12.8	$11.3

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2024 and 2023
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended June 30, 2024
United States Print and Related Services	$544.3	$25.4	$9.3
International	89.9	2.3	0.8
Total operating segments	634.2	27.7	10.1
Corporate	—	(12.6)	—
Total	$634.2	$15.1	$10.1

Three months ended June 30, 2023
United States Print and Related Services	$588.5	$11.8	$8.6
International	114.6	8.3	1.0
Total operating segments	703.1	20.1	9.6
Corporate	—	(11.7)	—
Total	$703.1	$8.4	$9.6

Six months ended June 30, 2024
United States Print and Related Services	$1,123.2	$24.1	$40.9
International	165.8	5.7	1.6
Total operating segments	1,289.0	29.8	42.5
Corporate	—	(25.4)	0.1
Total	$1,289.0	$4.4	$42.6

Six months ended June 30, 2023
United States Print and Related Services	$1,246.1	$19.1	$31.1
International	223.5	16.0	3.6
Total operating segments	1,469.6	35.1	34.7
Corporate	—	(26.6)	0.9
Total	$1,469.6	$8.5	$35.6
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2024 and 2023
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2024	2023
Net loss	$(2.8)	$(6.1)
Interest expense	17.2	17.0
Income tax expense (benefit)	0.9	(2.1)
Depreciation and amortization	26.4	32.0
EBITDA (non-GAAP)	$41.7	$40.8
EBITDA Margin (non-GAAP)	6.6%	5.8%

Restructuring, impairment and transaction-related charges (1)	10.1	9.6
Adjusted EBITDA (non-GAAP)	$51.8	$50.4
Adjusted EBITDA Margin (non-GAAP)	8.2%	7.2%
______________________________
(1)Operating results for the three months ended June 30, 2024 and 2023, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2024	2023
Employee termination charges (a)	$3.2	$1.9
Impairment charges (b)	1.1	1.1
Transaction-related charges (c)	0.4	—
Integration costs (d)	0.1	0.5
Other restructuring charges (e)	5.3	6.1
Restructuring, impairment and transaction-related charges	$10.1	$9.6
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2024 and 2023
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Net loss	$(30.9)	$(30.7)
Interest expense	32.4	33.3
Income tax expense	3.3	6.7
Depreciation and amortization	55.0	65.7
EBITDA (non-GAAP)	$59.8	$75.0
EBITDA Margin (non-GAAP)	4.6%	5.1%

Restructuring, impairment and transaction-related charges (1)	42.6	35.6
Adjusted EBITDA (non-GAAP)	$102.4	$110.6
Adjusted EBITDA Margin (non-GAAP)	7.9%	7.5%
______________________________
(1)Operating results for the six months ended June 30, 2024 and 2023, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2024	2023
Employee termination charges (a)	$16.9	$15.0
Impairment charges (b)	13.7	10.6
Transaction-related charges (c)	0.9	0.6
Integration costs (d)	0.2	1.0
Other restructuring charges (e)	10.9	8.4
Restructuring, impairment and transaction-related charges	$42.6	$35.6
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2024 and 2023
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Net cash provided by (used in) operating activities	$(48.3)	$0.3

Less: purchases of property, plant and equipment	33.5	45.2

Free Cash Flow (non-GAAP)	$(81.8)	$(44.9)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of June 30, 2024 and December 31, 2023
(in millions, except ratio)

	(UNAUDITED) June 30, 2024		December 31, 2023
Total debt and finance lease obligations on the condensed consolidated balance sheets	$545.2		$522.7
Less: Cash and cash equivalents	12.8		52.9
Net Debt (non-GAAP)	$532.4		$469.8

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$225.5		$233.7

Debt Leverage Ratio (non-GAAP)	2.36	x	2.01	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2024, and December 31, 2023, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2023(a)	(UNAUDITED) June 30, 2024	(UNAUDITED) June 30, 2023	(UNAUDITED) June 30, 2024
Net loss	$(55.4)	$(30.9)	$(30.7)	$(55.6)
Interest expense	70.0	32.4	33.3	69.1
Income tax expense	12.8	3.3	6.7	9.4
Depreciation and amortization	128.8	55.0	65.7	118.1
EBITDA (non-GAAP)	$156.2	$59.8	$75.0	$141.0
Restructuring, impairment and transaction-related charges	77.5	42.6	35.6	84.5
Adjusted EBITDA (non-GAAP)	$233.7	$102.4	$110.6	$225.5
______________________________
(a)Financial information for the year ended December 31, 2023, is included as reported in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on February 22, 2024.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended June 30, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2024	2023
Loss before income taxes	$(1.9)	$(8.2)

Restructuring, impairment and transaction-related charges	10.1	9.6
Adjusted net earnings, before income taxes (non-GAAP)	8.2	1.4

Income tax expense at 25% normalized tax rate	2.1	0.4
Adjusted net earnings (non-GAAP)	$6.1	$1.0

Basic weighted average number of common shares outstanding	47.7	49.3
Plus: effect of dilutive equity incentive instruments (non-GAAP)	2.4	1.7
Diluted weighted average number of common shares outstanding (non-GAAP)	50.1	51.0

Adjusted diluted earnings per share (non-GAAP) (1)	$0.12	$0.02

Diluted loss per share (GAAP)	$(0.06)	$(0.12)
Restructuring, impairment and transaction-related charges per share	0.20	0.19
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.02	(0.04)
Income tax expense at 25% normalized tax rate per share	(0.04)	(0.01)
Adjusted diluted earnings per share (non-GAAP) (1)	$0.12	$0.02
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Six Months Ended June 30, 2024 and 2023
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Loss before income taxes	$(27.6)	$(24.0)

Restructuring, impairment and transaction-related charges	42.6	35.6
Adjusted net earnings, before income taxes (non-GAAP)	15.0	11.6

Income tax expense at 25% normalized tax rate	3.8	2.9
Adjusted net earnings (non-GAAP)	$11.2	$8.7

Basic weighted average number of common shares outstanding	47.4	49.2
Plus: effect of dilutive equity incentive instruments (non-GAAP)	2.5	1.9
Diluted weighted average number of common shares outstanding (non-GAAP)	49.9	51.1

Adjusted diluted earnings per share (non-GAAP) (1)	$0.22	$0.17

Diluted loss per share (GAAP)	$(0.65)	$(0.62)
Restructuring, impairment and transaction-related charges per share	0.85	0.70
Income tax expense from condensed consolidated statement of operations per share	0.07	0.13
Income tax expense at 25% normalized tax rate per share	(0.08)	(0.06)
Effect of dilutive equity incentive instruments	0.03	0.02
Adjusted diluted earnings per share (non-GAAP) (1)	$0.22	$0.17
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.